Exhibit 16.1

January 7, 2020

Securities and Exchange Commission

100 F. Street

Washington, DC 20549 - 7561

Re: Plyzer Technologies Inc.

We have read the statements that Plyzer Technologies Inc., included under Item 4.01 of the Form 8-K report dated January 7, 2019, and agree with such statements in so far as they apply to our firm.

We have no basis to agree or disagree with any other statement made in Item 4.01 of such report.

Sincerely,

/s/ Heaton & Company, PLLC

Heaton & Company, PLLC dba Pinnacle Accountancy Group of Utah

Farmington, UT